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                                                                   Exhibit 10.62


                            ASSET PURCHASE AGREEMENT

            ASSET PURCHASE AGREEMENT (the "Agreement"), dated as of July 2, 1997, by and between Spanish Broadcasting System, Inc. (New Jersey), a New Jersey corporation ("SBS-NJ"), Spanish Broadcasting System of California, Inc., a California corporation ("SBS-CA"), Spanish Broadcasting System of Florida, Inc., a Florida corporation ("SBS-FL") (hereinafter collectively referred to as "Seller"), Spanish Broadcasting Systems, Inc., a Delaware corporation ("Parent") and One-on-One Sports, Inc., a Delaware corporation ("Buyer").

                              W I T N E S S E T H:

            WHEREAS, SBS-NJ is the licensee of radio station WXLX(AM), licensed to Newark, New Jersey ("Station WXLX"), and related licenses and authorizations issued by the Federal Communications Commission ("FCC"); and

            WHEREAS, SBS-CA is the licensee of radio station KXMG(AM), licensed to Los Angeles, California ("Station KXMG"), and related licenses and authorizations issued by the FCC; and

            WHEREAS, SBS-FL is the licensee of radio station WCMQ(AM), licensed to Miami Springs, Florida ("Station WCMQ"), and related licenses and authorizations issued by the FCC; and

            WHEREAS, Station WXLX, Station KXMG and Station WCMQ are hereinafter collectively referred to as the "Stations"; and

            WHEREAS, Parent directly or indirectly owns 100% of the outstanding capital stock of SBS-NJ, SBS-CA and SBS-FL and will benefit from the transactions contemplated hereby; and
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            WHEREAS, Seller desires to sell certain properties and assets pertaining to the Stations, and Buyer desires to purchase the same all subject to the terms and conditions set forth herein.

            NOW, THEREFORE, in consideration of the mutual covenants contained herein, Seller and Buyer hereby agree as follows:

            Section 1.  Purchase and Sale of Properties and Assets.

            (a) Stations' Assets. Subject to the terms and conditions herein contained, on the Closing Date (as defined in Section 4), Seller agrees to convey, sell, assign, transfer and deliver to Buyer, and Buyer agrees to purchase the following assets of Seller (collectively, the "Stations' Assets"):

                  (i) Governmental Permits. All licenses, permits, privileges, approvals and other authorizations issued by the FCC or any other regulatory agency relating to the operation of the Stations which are presently used by the Stations (the "Governmental Permits"), which Governmental Permits are listed on
Schedule 1(a)(i).

                  (ii) Records, Etc. All files, logs and books, relating to the Stations' Assets described elsewhere in this Section 1(a), including, without limitation, all records, reports, logs and documents required by the FCC to be maintained and the complete local public file.

                  (iii) Personal Property. The tangible personal property listed on Schedule 1(a)(iii), together with all of Seller's rights, claims or causes of action against third parties arising under warranties from manufacturers, vendors and others relating to any such personal property.

                  (iv) Real Property. The real property described in Schedule l(a)(iv), together with all buildings, fixtures and improvements thereon and together with all easements,


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rights of way, servitudes, leases, permits, licenses, options and other real property rights used or useful in connection therewith, free and clear of all claims and encumbrances, except for such claims and encumbrances as are described on Schedule 1(a)(iv).

                  (v) Contracts. The agreements, leases, contracts and commitments listed on Schedule 1(a)(v), including any renewals, extensions, amendments or modifications thereof (the "Contracts"), and all of Seller's rights and interests thereunder. At the sole option of Buyer, Buyer may elect to assume any additional agreements, leases and contracts made or entered into by Seller in the ordinary course of business subsequent to the date of this Agreement (the Contracts, together with any such additional assumed agreement, lease or contract are hereinafter collectively referred to as the "Assumed Contracts").

            (b) Excluded Assets. It is understood that none of the following assets are being purchased by Buyer:

                  (i) cash, inter-company receivables, note receivables, bank deposits, other cash equivalents and/or investment securities;

                  (ii) deposits, prepayments and overpayments;

                  (iii) accounts receivable or barter agreements;

                  (iv) the call letters for the Stations, trademarks, trade names and other intellectual property related to the Stations;

                  (v) telephone numbers, customer lists, books, files and records not related to the Stations' Assets;

                  (vi) studio facilities and related studio equipment used by the Stations;

                  (vii) insurance policies and proceeds thereof; and


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                  (viii)contracts not being assumed by Buyer.

            (c) Liens. Seller agrees that the Stations' Assets to be conveyed on the Closing Date pursuant to this Agreement will be conveyed with good title and free and clear of all liens, charges, claims and encumbrances of any kind, except for such claims and encumbrances as are described on Schedule 1(a)(iii) and Schedule 1(a)(iv).

            (d) No Assumption of Liabilities.

                  (i) As of the Adjustment Time (as defined in Section 3), Buyer shall assume and undertake to pay, discharge and perform when due any obligations or liabilities under the Assumed Contracts insofar as they relate to the period after the Adjustment Time (but not insofar as they arise out of any breach of the Assumed Contracts prior to the Adjustment Time), and all such obligations and liabilities shall, subject to Section 10(a)(viii), become and be the obligations and liabilities solely of Buyer.

                  (ii) Except as otherwise expressly provided in this Agreement, Buyer will not assume, incur or be charged with, in connection with the transactions herein contemplated, any liabilities or obligations of any nature whatsoever, contingent or otherwise, of Seller or the Stations, including, without limitation, any such liabilities or obligations arising: (1) prior to the Closing, (2) in connection with the operation of the Stations or the Stations' Assets or any claim asserted or action taken against Seller, the Stations or the Stations' Assets relating to any event (whether act or omission) prior to the Closing, (3) in connection with the Closing or the preparation or negotiation of this Agreement, (4) in respect of any taxes payable by Seller,
(5) in connection with Seller's employment relationship with any of its employees, (6) in connection with any actual or alleged violation or liability arising under any Environmental Laws, including, without limitation, any


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Release or threatened Release of Contaminants (as such terms are defined in
Section 5(n)) occurring prior to or continuing as of the Closing, regardless of whether such liabilities or obligations relate to Seller's ownership or operation of the Stations' Assets, to any predecessor, owner, tenant, occupant or user of the Stations' Assets, or to any other party unrelated to the Stations' Assets, and any Environmental Claims (as defined in Section 5(n)) or
(7) out of any breach by Seller of any of its obligations under any contract to which it is a party. Seller retains all obligations and liabilities not expressly assumed by Buyer hereunder without any liability to Buyer.

            Section 2. Purchase Price and Method of Payment.

            (a) Purchase Price and Method of Payment. The purchase price for the assets acquired hereunder shall be Forty-Four Million Dollars ($44,000,000) ("Purchase Price"), which shall be paid to Seller at Closing as follows:
Eighteen Million Dollars ($18,000,000) to SBS-NJ, Eighteen Million Dollars ($18,000,000) to SBS-CA and Eight Million Dollars ($8,000,000) to SBS-FL. Such payment shall be made in same day funds by wire transfer to an account specified by Seller in writing at least two (2) business days prior to Closing.

            (b) Escrow Agreement. Upon the execution of this Agreement, Buyer shall deposit with The Chase Manhattan Bank ("Escrow Agent") the sum of One Million Five Hundred Thousand Dollars ($1,500,000) as earnest money (together with all interest earned thereon from time to time, the "Earnest Money"), to be held in escrow pursuant to the terms and conditions of that certain Escrow Agreement attached hereto as Exhibit 1 ("Escrow Agreement"). If the Closing occurs in accordance with the terms hereof (including any closing with respect to a Partial Purchase (as defined in Section 16)), Buyer and Seller agree to deliver at the Closing (or such closing with respect to a Partial Purchase, as the case may be) a joint written letter of direction to the Escrow Agent


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instructing the Escrow Agent to disburse the Earnest Money to Buyer, or at
Buyer's direction. Buyer may elect, in its sole discretion, to have the Earnest Money disbursed directly to Seller in satisfaction of a portion of the Purchase Price.

            (c) Allocation of Purchase Price. Buyer and Seller agree that the Purchase Price shall be allocated among the Stations as set forth on Schedule 2(c) and among the Stations' Assets as mutually agreed to by Buyer and Seller. Buyer and Seller each shall file IRS Form 8594 with their respective federal income tax return for the tax year in which the Closing occurs, containing the information agreed upon by the parties pursuant to the immediately preceding sentence. Buyer and Seller each shall deliver to the other a copy of the IRS Form 8594 as filed with their respective federal income tax return within thirty
(30) days of the filing of such return.

            Section 3. Adjustments and Assumptions. The income and expenses attributable to the operation of the Stations up to 12:01 a.m. on the Closing Date (the "Adjustment Time") shall be for the account of Seller and thereafter shall be for the account of Buyer. Expenses such as real estate taxes, lease payments, power and utility charges, and similar prepaid and deferred items that relate to the Stations' Assets, shall be prorated between Seller and Buyer as of the Adjustment Time.

            Section 4. The Closing.

            (a) FCC Consent. Consummation of the transactions contemplated hereunder is conditioned upon the FCC having given its consent in writing to the assignment to the License Subsidiaries (as defined in Section 21(b)) of the licenses, permits and authorizations issued by the FCC relating to the operation of the Stations (the "Licenses") and such consent having become the subject of a Final Order; provided, that Buyer may waive the condition that such consent shall have become the subject of a Final Order. A Final Order shall mean an order of the FCC that grants


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consent to the assignment of the Licenses with no material condition adverse to
Buyer and that is no longer subject to timely review by the FCC or by any court or, in the event that reconsideration is sought or granted by the FCC upon its own motion or otherwise, or in the event of an appeal by any person to the FCC or any court, upon the decision of such body becoming no longer subject to review. The Closing shall take place on a date not later than March 16, 1998 or such other date agreed to by the parties or expressly permitted hereby ("Outside Closing Date").

            (b) FCC Application. The parties agree to proceed, as expeditiously as practicable, to file or cause to be filed an application requesting FCC consent to the transactions here involved. Such application shall name the License Subsidiaries (as defined in Section 21(b)) as the assignee of the Licenses. The parties agree that said application shall be duly filed with the FCC not later than ten (10) business days after the date of execution of this Agreement, and that such application shall be prosecuted by all parties in good faith and with due diligence. The parties hereto shall each bear their own legal fees and any and all costs and expenses not specified herein with respect to the sale and purchase of the assets covered by this Agreement, including, without limitation, the preparation of the applicable sections of the FCC applications. However, all FCC filing fees shall be paid one-half each by Seller and Buyer.

            (c) Failure of FCC Consent. If the FCC consent has not been granted by March 9, 1998, or if the application for consent to assignment of the Licenses is designated for evidentiary hearing, Buyer or Seller, at their respective options, may terminate this Agreement, without any liability, upon ten (10) days' prior written notice to all parties hereto, provided, that the party desiring to terminate is not in material default or breach at the time of said notice.


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            (d) Closing. The date of the closing of the transactions
contemplated by this Agreement (the "Closing") and the time thereof (the "Closing Date") shall be as mutually agreed to by the parties; provided, that absent such agreement the Closing shall take place at 10:00 a.m. on the fifth business day after the FCC consent shall have become a Final Order, subject to fulfillment or waiver of all applicable conditions precedent. The Closing shall take place at the offices of Buyer's counsel in New York, New York, or at such other place as may be mutually agreed to by the parties to this Agreement.

            Section 5. Seller's Representations and Warranties.

            Seller represents, warrants and agrees now and as of the Closing as follows:

            (a) Organization. Each of SBS-NJ, SBS-CA, and SBS-FL is a corporation duly organized and validly existing and in good standing under the laws of the States of New Jersey, California and Florida, respectively, and in good standing in all jurisdictions in which they conduct business, except where the failure to be so qualified would not restrict Seller's ability to consummate the transactions contemplated hereby or have a material adverse effect on (i) the value or condition of the Stations' Assets or (ii) the Governmental Permits (hereinafter collectively referred to as a "Material Adverse Effect"). Seller has the full power and authority to own the Stations' Assets and to carry on the business of the Stations as now being conducted.

            (b) Authorization of Agreement; No Breach.

                  (i) All corporate action necessary to be taken by or on the part of Seller and Parent in connection with the transactions contemplated hereby has been duly and validly taken, and the execution, delivery and performance of this Agreement have been duly and validly authorized. Seller and Parent each has the full power and authority to execute, deliver and perform


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this Agreement and to consummate all the transactions hereby contemplated.
Neither such execution, delivery and performance nor compliance by Seller and Parent with the terms and provisions hereof will, after the giving of notice, or the lapse of time, or otherwise, (1) conflict with or result in a breach of any of the terms conditions or provisions of the charter or By-Laws of Seller or Parent, (2) (assuming receipt of all necessary approvals from the FCC) constitute a violation of, conflict with or result in any breach of or default under, result in any termination or modification of, or cause any acceleration of any obligation of the Stations under, any agreement, lease, contract or instrument to which either Seller or Parent is a party or by which either is bound, or by which the Stations or any of the Stations' Assets may be affected, or any judgment, order, injunction, decree, law, regulation, rule or ruling of any court or other governmental authority to which Seller and Parent, the Stations or the Stations' Assets is subject, except to the extent that such occurrence would not have a Material Adverse Effect, or (3) result in the creation or imposition of any lien, charge or encumbrance against the Stations or the Stations' Assets which is not released on or prior to Closing. Except for the consent of the FCC and Hart-Scott-Rodino approval, no other consent, approval or authorization of, or filing with, any person, entity or agency of any kind not yet obtained is required. This Agreement constitutes the valid and binding obligation of Seller and Parent, enforceable against Seller and Parent in accordance with its terms.

                  (ii) Seller is not in violation or breach of any of the terms, conditions or provisions of (1) any License or Assumed Contract or (2) any court order, judgment, arbitration award, or decree relating to or affecting the Stations or the Stations' Assets to which Seller is a party or by which it is bound, and has received no notices of such violation or breach, except as disclosed in Schedule 5(b)(ii).


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            (c) Licenses and Authorizations. Seller is, and on the Closing Date
will be, the holder of the Licenses and other Governmental Permits which are now used in the present operation of the Stations. The Governmental Permits are all of the governmental permits, licenses and approvals required to operate or utilize the Stations' Assets as now conducted, and, to the best of Seller's knowledge, in compliance with law. All of the Governmental Permits are identified on Schedule 1(a)(i) and are in full force and effect. None of the Governmental Permits shall be altered, modified or terminated between the date hereof and the Closing Date. Except as listed and described on Schedule l(a)(i), there is not pending, or to the knowledge of Seller threatened, any action by or before the FCC or any other governmental agency to revoke, suspend, cancel, rescind or modify any of the Governmental Permits. Seller has fulfilled and performed in all material respects its obligations under each of such Governmental Permits, and no event has occurred or condition or state of facts exists which constitutes or, after notice or lapse of time or both, would constitute a breach or default under any such Governmental Permit. Subject to the receipt of a Final Order issuing the FCC's consent, each of the Governmental Permits may be assigned and transferred to Buyer in accordance with this Agreement and will continue in full force and effect thereafter. The Stations have been constructed and are being operated in all material respects in accordance with the Governmental Permits and in compliance in all material respects with the Communications Act of 1934, as amended (the "Communications Act"), the rules and regulations of the FCC thereunder, and all other laws and regulations, federal, state and local, applicable to the Stations. All material notices, reports, forms and other statements required to be filed by Seller with the FCC and all other federal, state and local governmental agencies have been filed, are complete, correct and comply in all material respects with the requirements for such filings.


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            (d) Personal Property. Schedule 1(a)(iii) contains a complete and accurate list, as of the date hereof, of the tangible personal property to be conveyed to Buyer at Closing. At the Closing, all of such property shall be transferred to Buyer free and clear of all liens, charges, claims and encumbrances of any kind, except as set forth on Schedule 1(a)(iii). All such assets and their uses conform in all material respects to all applicable laws, regulations, rules, ordinances, codes, licenses, franchises and permits, including, without limitation, the Communications Act and all electrical, building, zoning, environmental, occupational safety and health requirements of law. The assets listed on Schedule 1(a)(iii) are in good working order and condition (ordinary wear and tear excepted) and constitute all of the assets required to transmit an AM broadcast signal at the assigned frequencies.

            (e) Real Property. Schedule 1(a)(iv) contains a complete and accurate list, as of the date hereof, of (i) all real property owned and leased by Seller which is to be conveyed to Buyer at Closing and (ii) the nature of the right, title or interest Seller has in such real property. Except as set forth in Schedule 1(a)(iv), none of the buildings, structures or improvements located on any real property owned or leased by Seller which relates to the operation of the Stations, (i) encroaches on any adjoining real property, (ii) is located or constructed in violation of any zoning ordinance or building code or (iii) is used or occupied in violation of any use or occupancy restriction, and there is no zoning ordinance, building code, use or occupancy restriction or condemnation action or proceeding pending or, to the knowledge of Seller, threatened, with respect to such real property or any such building, structure or improvement. Such real property has available to it the utilities required for the operation of the Stations and the Stations' Assets as presently conducted.


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            (f) Contracts. Seller has delivered to Buyer true and correct copies of each Assumed Contract. Each Assumed Contract is legal, valid, binding and enforceable against Seller and, to the best knowledge of Seller, each of the other parties thereto, in accordance with its terms, and is in full force and effect. To the best knowledge of Seller, there is no material default or event that with notice or lapse of time, or both, would constitute a material default by any party to any of the Assumed Contracts. Seller has not received notice that any party to any of the Assumed Contracts intends to cancel or terminate any of such agreements or to exercise or not exercise any options under any of such agreements.

            (g) Stations' Assets. At the time of Closing, Seller will have and will transfer and convey to Buyer good title to all of the Stations' Assets (and, in the case of owned real property, good and marketable title, and, in the case of leased real property, a valid and binding leasehold interest), subject to no mortgages, liens, charges, pledges, encumbrances, security interest or any other rights of others or other adverse interests of any kind, except as set forth on Schedule 1(a)(iv).

            (h) No Litigation. There is no suit, action or other proceeding pending or, so far as is known to Seller, threatened against Seller or the Stations, except as set forth on Schedule 5(h), which (i) seeks to enjoin or prevent the consummation of the sale of the Stations' Assets, (ii) would restrict Seller's ability to consummate the transactions contemplated hereby or
(iii) if adversely decided against Seller, would result in any lien or encumbrance on the Stations' Assets or have a Material Adverse Effect. There are no outstanding and unsatisfied judgments, orders, decrees or injunctions against Seller or the Stations.

            (i) Taxes. All federal, state and local, excise, property, sales, use, franchise or other tax returns and reports required to be filed by Seller (including any affiliated group, which files


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a consolidated federal income tax return, or any unitary group with which Seller files as a member or as a part thereof) by the Closing Date (the "Tax Returns") have or will have been by such date duly and timely filed with the appropriate governmental agencies in all jurisdictions in which Tax Returns are required to be filed. All Tax Returns properly reflect the taxes of Seller for the periods covered thereby. All taxes shown on all Tax Returns have been paid, and no taxing authority has asserted any outstanding deficiency or claim relating to any such taxes. None of the Stations' Assets (or portion thereof) is subject to a "safe harbor lease" under former Section 168(f)(8) of the Internal Revenue
Code of 1954, as amended, is tax exempt use property under Section 168(h) of the Internal Revenue Code of 1986, as amended (the "Code"), consists of an interest in a partnership for federal income tax purposes, or was financed directly or indirectly from the proceeds of any tax exempt state or local government obligation described in Code Section 103(a). Seller has no (and has not previously had any) permanent establishment in any foreign country, and does not engage (and has not previously engaged) in a trade or business within the meaning of the Code relating to the creation of a permanent establishment in any foreign country. Neither the Code nor any other provision of law requires Buyer to withhold any portion of the Purchase Price. All monies or trust fund taxes required to be withheld by Seller from employees of the Stations have been collected or withheld, and either paid to the respective governmental agency, set aside in an account for such purpose, or reserved against and entered upon the books of Seller.

            (j) Brokerage. Neither Seller nor Parent has taken any action which will obligate Buyer to pay any commission or finder's fee to any broker for or on account of the transactions contemplated by this Agreement. Seller and Parent agree to indemnify and hold harmless Buyer against any loss, liability, damage, cost, claim or expense incurred by reason of any brokerage,


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commission or finder's fee alleged to be payable because of any act, omission or statement of Seller or Parent.

            (k) Compliance With Laws. Seller has complied in all material respects with, and is not in material violation of, any federal, state or local laws, rules, regulations, ordinances, decrees or orders of any governmental authority affecting the Stations' Assets, Seller's business or the operation of the Stations. Without limiting the generality of the foregoing:

                  (i) The Stations' transmitting and studio equipment is operating in material compliance with the terms and conditions of the Licenses.

                  (ii) Seller has, in the conduct of the Stations' business, complied, in all material respects, with all applicable laws, rules and regulations relating to the employment of labor, including those concerning wages, hours, equal employment opportunity, collective bargaining, pension and welfare benefit plans, and the payment of Social Security and similar taxes, and Seller is not liable for any arrearages of wages, tax withholding obligations, or any tax penalties due to any failure to comply with any of the foregoing.

                  (iii) Seller has complied in all material respects with all applicable building, zoning, environmental protection, water use and occupational health and safety laws, rules and regulations affecting the Stations' Assets or the operation of the Stations.

            (l) Insurance. Seller maintains the insurance policies listed on
Schedule 5(l) and all such policies are in full force and effect and Seller is not in default of any material provision thereof Seller has not received notice from any issuer of any such policies of its intention to cancel, terminate or refuse to renew any policy issued by it. Seller will continue to maintain such insurance coverage in full force and effect through the Closing Date.


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            (m) Employees. Seller is not a party to and Buyer is not assuming any employee collective bargaining agreement, employment agreement, consulting agreement or deferred compensation agreement that is not terminable by Seller on 30 days' notice or less. Buyer is not assuming (i) any employees' pension, profit-sharing, stock option, bonus, incentive, stock purchase, welfare, life insurance, medical benefit plan or other employee benefit agreement that is not terminable by Seller on thirty (30) days' notice or less or (ii) any other contract, agreement, commitment, understanding or instrument between Seller and any employee.

            (n) Environmental. Seller has complied and is presently complying in all material respects with all Environmental Laws (as herein defined) applicable to the Stations or the Stations' Assets and has obtained all permits, licenses and authorizations required under Environmental Laws (collectively, the "Environmental Permits") for the operation and use of the Stations and the Stations' Assets. The Environmental Permits are set forth on Schedule 5(n), and all such Environmental Permits are in good standing and Seller is in compliance with all terms and conditions of such Environmental Permits. None of such Environmental Permits shall be altered, terminated or modified between the date hereof and the Closing Date. There is no pending action by any governmental authority to revoke, suspend, rescind or modify any such Environmental Permits, and, except as set forth on Schedule 5(n), all such Environmental Permits shall be transferred or assigned to Buyer at Closing without approval from any governmental authority. Except as set forth on Schedule 5(n), there has been, to the best knowledge of Seller after due inquiry, and there currently is no Release or threatened Release of any Contaminant at or into the environment from, on, in, under, to, from or at any of Seller's owned or leased properties (the "Properties"), including, without limitation, Releases from underground storage tanks. The Properties are not subject to any pending


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or threatened investigation, claim, notice of violation, allegation, demand, suit, action, injunction, proceeding, penalty, fine, restriction, lien, encumbrance, judgment, decree, order or agreement from, by or with any governmental authority or private party concerning any Environmental Laws or any Release of any Contaminant into the environment (collectively, the "Environmental Claims") and, except as set forth on Schedule 5(n), there are no conditions or occurrences at the Properties which could form the basis for an Environmental Claim against Seller or the Properties. Seller has not received any notice or claim to the effect that it may be liable as a result of a Release of a Contaminant from any of the Properties into the environment, or any actual or alleged violation at the Properties of any Environmental Laws.

            "Environmental Laws" shall mean any applicable federal, state or local statute, law, regulation, rule, standard, judgment, order, consent decree, or other legal requirement or common law pertaining to (a) the protection of health, safety, and environment, (b) the conservation, management, or use of natural resources and wildlife, (c) the management, use, generation, transportation, treatment, storage, disposal, Release, threatened Release, abatement, removal, remediation or handling of, or exposure to, any Contaminant or (d) pollution (including any release to air, land, surface water, and groundwater), and includes, without limitation, the following statutes, as presently amended, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 USC 9601 et seq., the Solid Waste Disposal Act, 42 USC 6901 et seq., the Federal Water Pollution Control Act, 33 USC 1251 et seq., the Clean Air Act, 42 USC 7401 et seq., the Toxic Substances Control Act of 1976, 15 USC 2601 et seq., the Occupational Safety and Health Act, 29 USC 651 et seq., the Emergency Planning and Community Right-to-Know Act of 1986, 42 USC 11001 et seq., and any similar, implementing or successor law or amendment.


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            "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing into the environment (including the abandonment or discarding of barrels, containers, and other closed receptacles containing any hazardous substance or pollutant or contaminant).

            "Contaminant" shall mean any substance, chemical, compound, product, solid, gas, liquid, waste, byproduct, pollutant, contaminant, or material which is hazardous, carcinogenic or toxic, and includes, without limitation, (a) asbestos, polychlorinated biphenyls and petroleum (including crude oil or any fraction thereof) and (b) any such material classified or regulated as "hazardous", "carcinogenic" or "toxic" pursuant to Environmental Laws.

            (o) Conduct of Business Since December 31, 1996. Since December 31, 1996, (i) Seller has not sustained or incurred any loss or damage with respect to the condition of the Stations' Assets (whether or not insured against) on account of fire, flood, accident or other calamity which has interfered with or affected, or may interfere with or affect, the condition of the Stations' Assets and (ii) there has been no material adverse change in or with respect to (1) the value or condition of the Stations' Assets or (2) the Governmental Permits (hereinafter collectively referred to as a "Material Adverse Change"), and no state of facts exists which may reasonably be expected to give rise to any such Material Adverse Change.

            (p) No Misrepresentation or Omission. No representation or warranty by Seller in any certificate or other document furnished or to be furnished by Seller in connection with the transactions contemplated under this Agreement contains or will contain any untrue statement of a material fact or omits or will omit a material fact necessary to make the statements contained herein or therein not misleading or will omit to state a material fact necessary in order to provide Buyer with accurate and complete information as to the Stations and the Stations' Assets.

            Section 6. Buyer's Representations and Warranties. Buyer represents, warrants and agrees now and as of the date of Closing as follows:

            (a) Organization. Buyer is a corporation organized, validly existing and in good standing in the State of Delaware and, as of the Closing Date, Buyer (or the subsidiaries of Buyer operating the respective Stations) will be qualified to do business in the States of New York, California and Florida (as applicable).

            (b) Authorization of Agreement; No Breach. All corporate action necessary to be taken by or on the part of Buyer in connection with the transactions contemplated hereby has been duly and validly taken, and the execution, delivery and performance of this Agreement have been duly and validly authorized. Buyer has the full power and authority to execute, deliver and perform this Agreement and to consummate all the transactions hereby contemplated. Neither such execution, delivery and performance nor compliance by Buyer with the terms and provisions hereof will, after the giving of notice, or the lapse of time, or otherwise, (i) conflict with or result in a breach of any of the terms, conditions or provisions of the Certificate of Incorporation or By-Laws of Buyer or (ii) (assuming receipt of all necessary approvals from the FCC) constitute a violation of; conflict with or result in any breach of or default under, result in any termination or modification of, or cause any acceleration of any obligation of Buyer under any agreement, lease, contract or instrument to which Buyer is a party, or any judgment, order, injunction, decree, law, regulation, rule or ruling of any court or other governmental authority to which Buyer is subject. Except for the consent of the FCC and Hart-Scott-Rodino approval, no other consent, approval or authorization of, or filing with, any person, entity or agency of any kind not yet obtained is required. This Agreement constitutes the valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

            (c) Qualification. Buyer has no knowledge of any facts which would, under present law (including the Communications Act) and present rules, regulations and practices of the FCC, disqualify Buyer as an assignee of the Licenses, or as an owner and/or operator of the Stations' Assets, and Buyer will not unreasonably take or fail to take, any action which Buyer knows or has reason to know would cause such disqualification. Buyer is able to meet all of the financial undertakings set forth herein.

            (d) Litigation. There is no suit, action or proceeding pending or, so far as is known to Buyer, threatened against Buyer that would affect Buyer's ability to carry out this Agreement.

            (e) Brokerage. Buyer agrees to indemnify and hold harmless Seller against any loss, liability, damage, cost, claim or expense incurred by reason of any brokerage, commission or finder's fee alleged to be payable because of any act, omission or statement of Buyer.

            (f) Financial Backing. Buyer has received and delivered copies to Seller and Parent commitment letters from reputable financial institutions sufficient to fund the Purchase Price and consummate the transactions contemplated hereby.

            (g) No Misrepresentation or Omission. No representation or warranty by Buyer in any certificate or other document furnished or to be furnished by Buyer in connection with the transactions contemplated under this Agreement contains or will contain any untrue statement of a material fact or omits or will omit a material fact necessary to make the statements contained herein or therein not misleading or will omit to state a material fact necessary in order to provide Seller with accurate and complete information to consummate the transactions contemplated hereby.

            Section 7. Certain Covenants and Agreements.

            (a) Access to Information. Upon the request of Buyer from time to time, Seller shall afford to the officers, employees and authorized representatives of Buyer reasonable access during normal business hours to the Stations' Assets, and shall furnish to Buyer or its authorized representatives such additional information concerning the Stations and the Stations' Assets as Buyer may reasonably request. No investigation by Buyer hereunder and no facts learned in such investigation shall in any way affect, diminish, terminate or be deemed to modify any representations or warranties made by Seller herein or lessen Seller's obligations under Section 10.

            (b) Reasonable Efforts. Seller and Buyer will cooperate and use their reasonable efforts to make all registrations, filings and applications, to give all notices and to obtain any governmental or other consents, transfers, approvals, orders, qualifications and waivers necessary or desirable for the consummation of the transactions contemplated hereby. Each of the parties hereto shall use its reasonable efforts to fulfill or obtain the fulfillment of the conditions of the Closing, including, without limitation, the execution and delivery of all agreements or other documents contemplated hereunder to be so executed and delivered.

            (c) Operation of Stations. Seller (i) shall not enter into, terminate, waive any material right under, amend or modify any Assumed Contract,
(ii) shall not make any material additions to or sell, transfer or otherwise dispose of, or subject to any encumbrance, any of the Stations' Assets, (iii) shall not take any action that is likely to have a Material Adverse Effect and

(iv) shall maintain all of the personal property listed on Schedule 1 (a)(iii) in good working order, wear and tear excepted.

            (d) Further Assurances. At any time after the Closing Date, Seller shall promptly execute, acknowledge and deliver any further deeds, assignments, conveyances and other assurances and documents and instruments of transfer reasonably requested by Buyer and necessary for Seller to comply with its representations, warranties and covenants contained herein, and will take any action consistent with the terms of this Agreement that may reasonably be requested by Buyer for the purpose of assigning, transferring, granting, conveying, vesting and confirming ownership in or to Buyer, or reducing to Buyer's possession, any or all of the Stations' Assets.

            (e) Bulk Sales Waiver. Buyer and Seller hereby waive compliance with any applicable bulk sales laws in connection with the transactions contemplated by this Agreement; provided, that Seller shall indemnify and hold Buyer harmless from and against any liabilities arising out of non-compliance with any such laws.

            (f) Update of Schedules. Seller shall update any Schedule provided pursuant to any provision of this Agreement as promptly as practicable after the occurrence of an event or fact which, if such event or fact had occurred prior to the date hereof, would have caused a material change in the information disclosed on such schedule. The delivery of such additional schedules by Seller shall not relieve Seller from any breach or violation hereof based on the schedules as of the date of the execution of this Agreement.

            (g) Notification of Material Adverse Events. Seller shall promptly notify Buyer in writing of any event following the date hereof of which Seller is or becomes aware that will or may reasonably be expected to have a Material Adverse Effect.

            (h) Code Section 1445 Withholding. Seller shall take all actions as may be necessary to comply with Code Sections 897 and 1445 and any rules, regulations and orders which may be promulgated thereunder. In the event that Seller fails to provide to Buyer, at or prior to the Closing, either (i) an affidavit in form acceptable to Buyer or (ii) evidence satisfactory to Buyer's counsel that the transaction contemplated by this Agreement is exempt from any taxes which may apply by reason of Code Section 897, Buyer shall have the right to withhold ten percent (10%) of the Purchase Price (the "Section 1445 Withholding"), and Buyer shall hold and dispose of the Section 1445 Withholding in accordance with the requirements of that Section. The amount of the Section 1445 Withholding shall be credited against the Purchase Price otherwise due and payable hereunder by Buyer to Seller at the Closing and Seller shall have no recourse against Buyer therefor. It shall be a condition to the Closing that the Title Company shall omit from the Title Policy any and all exceptions based upon any tax liabilities arising under Code Section 897.

            (i) Exclusivity. Unless this Agreement has been terminated in accordance with Section 15, (i) Seller shall not, and shall not permit any of its affiliates, directors, officers, employees, agents or advisors to, initiate, pursue or encourage (by way of furnishing information or otherwise) any inquiries or proposals, or enter into any discussions, negotiations or agreements (whether preliminary or definitive) with any person or entity, contemplating or providing for any merger, acquisition, purchase or sale of all or substantially all of the assets or any business combination or change in control of the Stations and (ii) Seller shall deal exclusively with Buyer with respect to the sale of the Stations and the Stations' Assets.

            (j) Code Section 1031 Exchange. (i) Seller agrees to cooperate with Buyer, as described in subsection (ii) below, to accommodate any desire of Buyer to treat the sale and purchase of the Stations' Assets under this Agreement as part of a tax deferred exchange by Buyer under Code Section 1031, provided, however, Seller and Buyer acknowledge and agree that Seller shall have no responsibility for the tax treatment to Buyer, it being expressly understood and agreed that the tax treatment accorded Buyer is not and shall not be a condition to, or requirement for, the obligations of Buyer under this Agreement.

                  (ii) In order to accommodate Buyer, Seller agrees that (1) consistent with Section 1, it shall convey, sell, arrange, transfer and deliver, as requested by Buyer in writing, to the person or persons designated by Buyer, and (2) as requested by Buyer in writing, Sellers shall consent to Buyer's assignment of this Agreement on or after the Closing Date; provided, however, that neither such delivery nor consent to assignment shall in any way diminish any right Seller shall have under this Agreement or any related document or instrument, or create any obligation of any kind on the part of Seller, except as expressly set forth herein.

            (k) Local Marketing Agreement. The parties intend to enter into a local marketing agreement or agreements to be effective as of September 1, 1997 at an aggregate monthly cost to Buyer of $40,799 for Station WXLX, $20,920 for Station KXMG and $19,082 for Station WCMQ and upon such other terms and conditions as are mutually agreed upon by the parties. The parties agree to expeditiously and in good faith enter into negotiations regarding such agreement(s) so as to facilitate execution thereof as soon as practicable after the date hereof.

            Section 8. Performance by Buyer. The obligations of Buyer to consummate the sale of the Stations' Assets are subject to the conditions that (in addition to the conditions set forth in Section 4):

            (a) Representations and Warranties. The representations and warranties of Seller contained in this Agreement shall be true and correct at the time of Closing hereunder as though made at and as of such time, and each and all of the agreements of Seller to be performed on or prior to the Closing hereunder pursuant to the terms of this Agreement shall have been duly performed, and Seller shall have delivered to Buyer certificates, dated as of the Closing Date, to such effect.

            (b) Litigation, Etc. No litigation, action, suit, investigation or proceeding of any kind shall have been instituted or threatened before any court or governmental body, which (i) seeks to enjoin or prevent the consummation of the sale of the Stations' Assets or (ii) might reasonably have a Material Adverse Effect.

            (c) FCC Licenses. At the Closing, the Licenses to be assigned and transferred to Buyer shall be valid and in full force and effect for the full license term then currently issued to the Stations, and shall contain no material adverse modifications of the terms of any such License from the terms in effect as of the date of this Agreement.

            (d) Legal Opinion. Buyer shall have received a written opinion of counsel for Seller, dated the Closing Date, in form and content reasonably acceptable to counsel for Buyer to the effect that:

                  (i) Each of SBS-NJ, SBS-CA and SBS-FL is organized and validly existing and in good standing under the laws of the States of New Jersey, California and Florida, respectively.

                  (ii) The Agreement has been duly authorized, executed and delivered by Seller and Parent and (assuming the due authorization, execution and delivery by Buyer) constitutes the valid and binding obligation of Seller and Parent, enforceable against Seller and Parent in accordance with its terms (subject to any applicable bankruptcy, reorganization, insolvency or other laws, now or hereafter in effect, affecting creditors rights generally as well as all rights in equity).

                  (iii) Neither the execution, delivery and performance of this Agreement nor any instrument of sale required hereunder nor compliance by Seller or Parent with the terms and provisions of this Agreement will (A) conflict with or result in a breach of any of the terms, conditions or provisions of the charter of Seller or Parent or any judgment, order or decree known to such counsel or (B) to the knowledge of such counsel, result in any lien or encumbrance upon any of the Stations' Assets under any agreement filed as an exhibit to Parent's Form 10-K for the fiscal year ending September 29, 1996 or any agreement filed as an exhibit to a filing by Parent on Form 10-Q or on Form 8-K since the date of Parent's Form 10-K for the fiscal year ending September 29, 1996.

                  (iv) The Licenses are in full force and effect and may be assigned to Buyer without any further approval of the FCC.

                  (v) Such counsel has not been retained by Parent or Seller to represent any of them with respect to any claim, suit, action, litigation, arbitration or other proceeding or governmental investigation or inquiry pending or threatened against, affecting or involving, the Stations or any of the Stations' Assets.

                  Such opinion may be delivered in the form and subject to the assumptions and qualifications specified in the Legal Opinion Accord of the Section of Business Law of the American Bar Association.

            (e) Performance. Seller shall have performed and complied with all agreements, obligations and conditions required by this Agreement to be performed or complied with by Seller prior to or at the Closing hereunder.

            (f) Hart-Scott-Rodino Approval. All filings required pursuant to the Hart-Scott Rodino Act will have been made, and any approvals required thereunder will have been obtained, or the waiting period required thereby will have expired or have been terminated, as the case may be.

            (g) Other Consents. All material consents, approvals, orders, authorizations, registrations, declarations and filings shall have been obtained or made in form reasonably satisfactory to Buyer. No such consents shall impose any burdensome or, in Buyer's reasonable determination, unsatisfactory conditions or requirements on Buyer or Buyer shall have entered into new contracts or agreements which permit the continued use or supply of the property, products, technology or services provided for by Seller's existing contracts or agreements on terms no less favorable to Buyer than the prior contract or agreement of Seller as to such property, products, technology or services.

            (h) No Material Adverse Change. There shall have occurred no Material Adverse Change since the date hereof.

            (i) Schedules. All material amendments or supplements to the Schedules made by Seller pursuant to Section 7(f) shall be acceptable to Buyer.

            (j) Closing Documents. Seller shall have delivered all reports, agreements, certificates, instruments, opinions and other documents required to be delivered by Seller on the

Closing Date pursuant to Section 12, and the form and substance of all such reports, agreements, certificates, instruments, opinions and other documents shall be reasonably satisfactory to Buyer.

            (k) Title Insurance and Surveys. Buyer shall have received, at its expense, owner's title insurance policies and leasehold title insurance policies, each dated the Closing Date, and surveys, each in form and substance reasonably satisfactory to Buyer in its sole discretion.

            (l) Withholding Certificate. Seller shall have executed and delivered to Buyer a withholding certificate in the form of Exhibit 2.

            (m) Earnest Money. The Earnest Money shall have been released to Buyer, or at Buyer's direction, in accordance with Section 2(b).

            (n) Allocation of Purchase Price. The allocation of Purchase Price among the Stations' Assets shall have been agreed to by Buyer and Seller in accordance with Section 2(c).

            (o) Advertising and Trade Contracts. Seller shall have made arrangements satisfactory to Buyer to terminate all advertising and trade contracts of the Stations that have terms extending beyond the Closing Date.

            Section 9. Seller's Performance. Seller's obligation to consummate the sale of the Stations' Assets is subject to (in addition to the conditions set forth in Section 4):

            (a) Payments Etc. All payments hereunder which are due and payable by Buyer on or before the Closing Date shall have been paid in accordance with the terms of this Agreement, and Buyer shall have executed all of the documents required of it herein.

            (b) Representations and Warranties. Each of Buyer's representations and warranties contained herein shall be true at the time of Closing, as though made at and as of such time and Buyer shall have delivered to Seller certificates to that effect, dated as of the Closing Date.

            (c) Performance. Buyer shall have performed and complied with all agreements, obligations and conditions required by this Agreement to be performed or complied with by Buyer prior to or at the Closing hereunder.

            (d) Litigation. No litigation, investigation or proceeding of any kind shall have been instituted or threatened which would adversely affect the ability of Buyer to comply in all material respects with the provisions of this Agreement.

            (e) Legal Opinion. Seller shall have received an opinion of counsel for Buyer, dated the Closing Date, in form and content reasonably acceptable to Seller's counsel to the effect that:

                  (i) Buyer (or the subsidiaries of Buyer operating the respective Stations) is organized and validly existing and in good standing and qualified to do business under the laws of the States of New Jersey, California and Florida (as applicable).

                  (ii) The Agreement has been duly executed and delivered by Buyer and (assuming the due authorization, execution and delivery by Seller and Parent) constitutes the valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms (subject to any applicable bankruptcy, reorganization, insolvency or other laws, now or hereafter in effect, affecting creditors' rights generally as well as all rights in equity).

                  (iii) Neither the execution, delivery and performance of this Agreement nor compliance by Buyer with the terms of this Agreement will conflict with or result in a breach of any of the terms, conditions or provisions of the Certificate of Incorporation or By-Laws of Buyer or any judgment, order or decree known to such counsel, or any material agreement known by such counsel to which Buyer is subject.

            Section 10. Rights of Indemnification.

            (a) Indemnification by Seller. It is understood and agreed that Buyer does not assume and shall not be obligated to pay, any liabilities of Seller under the terms of this Agreement or otherwise, and it shall not be obligated to perform any obligations of Seller, of any kind or manner except as specifically assumed by Buyer hereunder. The indemnification provided herein shall not limit any liability of Seller which may arise by statute or common law. Parent and Seller, jointly and severally, hereby agree to indemnify and hold Buyer and its successors and assigns harmless from and against:

                  (i) For a period of two (2) years from the date of Closing, any and all damage, liability, deficiency or expense (including, without limitation, reasonable attorneys' fees) arising out of or resulting from any misrepresentation or breach of warranty on the part of Parent or Seller under this Agreement; provided, that if at the stated expiration of any such indemnification obligation there shall then be pending any indemnification claim by any person or entity, such person or entity shall continue to have the right to such indemnification with respect to such claim notwithstanding the expiration of such two-year period.

                  (ii) Any and all claims, liabilities and obligations arising from or related to Seller's ownership or operation of the Stations or the Stations' Assets prior to the Closing hereunder, including, without limitation, any claims arising in connection with any failure by Seller to pay or discharge any liability relating to the Stations that is not expressly assumed by Buyer pursuant to the provisions of this Agreement and any liability of Seller for slander or libel.

                  (iii) Any and all damage, liability, deficiency or expense (including, without limitation, reasonable attorneys' fees) arising out of any breach by Seller or Parent of any covenant herein contained.

                  (iv) Any and all severance pay or other payment required to be paid with respect to any employee of the Stations prior to Closing terminated by Seller or arising by reason of the sale of the Stations or any liability or obligation arising under (1) any employment relationship between Seller and any employer arising by reason of the sale of Stations or otherwise or (2) any assumed employment contract relating to the payment of compensation, bonuses or benefits accrued to the Closing Date or as respects the deferred compensation or phantom equity arising by reason of the sale of the Stations or otherwise.

                  (v) Any and all third party actions, suits, proceedings, demands, assessments and judgments, and all fees, costs and expenses of any kind, related or incident to any of the foregoing (including, without limitation, any and all legal fees and expenses).

                  (vi) Any obligation or liability of Seller not expressly assumed by Buyer pursuant to this Agreement.

                  (vii) Any obligation or liability arising from the failure to comply with any applicable bulk sales laws.

                  (viii)Any and all Environmental Claims and any actual or alleged violation or liability arising under any Environmental Laws, including, without limitation, any injury to any person whatsoever or damage to any property arising out of, in connection with, or in any way relating to (1) any Release or threatened Release of Contaminants occurring prior to or continuing as of the Closing, regardless of whether such liabilities or obligations relate to Seller's ownership or operation of the Stations' Assets, to any predecessor, owner, tenant, occupant or user of the Stations' Assets, or to any other party unrelated to the Stations' Assets, (2) the breach of any of the warranties or covenants contained in this Agreement or (3) any facts or circumstances that cause any of the representations set forth in Section 5(n) to cease to be true. Seller waives any claim for contribution or cost recovery against Buyer arising under Environmental Laws.

            (b) Indemnification by Buyer. Buyer hereby agrees to indemnify and hold Seller and its successors and assigns harmless from and against:

                  (i) For a period of two (2) years from the date of the Closing, any and all damage, liability, deficiency or expense (including, without limitation, reasonable attorneys' fees) resulting from any misrepresentation or breach of warranty expressly assumed by Buyer under this Agreement; provided, that if at the stated expiration of any such indemnification obligation there shall then be pending any indemnification claim by any person or entity, such person or entity shall continue to have the right to such indemnification with respect to such claim notwithstanding the expiration of such two-year period.

                  (ii) Any and all claims, liabilities and obligations arising from or related to the ownership or operation of the Stations subsequent to the Closing hereunder.

                  (iii) Any and all damage, liability, deficiency or expense (including, without limitation, reasonable attorneys' fees) arising out of any breach by Buyer of any covenant herein contained or out of any obligation expressly assumed by Buyer hereunder (except to the extent any such obligation arises out of any Environmental Claim not resulting from an action by Buyer under any Assumed Contract).

                  (iv) Any and all third party actions, suits, proceedings, demands, assessments and judgments, and all fees, costs and expenses of any kind, related or incident to any of the foregoing (including, without limitation, any and all legal fees and expenses).

            (c) Procedure for Indemnification. If any person or entity shall claim indemnification (the "Indemnified Party") hereunder for any claim other than a third party claim, the Indemnified Party shall promptly give written notice to the other party from whom indemnification is sought (the "Indemnifying Party") of the nature and amount of the claim. If an Indemnified Party shall claim indemnification hereunder arising from any claim or demand of a third party, the Indemnified Party shall promptly give written notice (a "Third-Party Notice") to the Indemnifying Party of the basis for such claim or demand, setting forth the nature of the claim or demand in detail. Failure by the Indemnified Party to give prompt notice hereunder shall not limit the Indemnifying Party's obligations hereunder except to the extent that it is actually prejudiced by the delay in notice. The Indemnifying Party shall have the right to compromise or, if appropriate, defend at its own cost and through counsel of its own choosing, any claim or demand set forth in a Third-Party Notice giving rise to such claim for indemnification. In the event the Indemnifying Party undertakes to compromise or defend any such claim or demand, it shall promptly (and in any event, no later than fifteen (15) days after receipt of the Third-Party Notice) notify the Indemnified Party in writing of its intention to do so. The Indemnified Party shall fully cooperate with the Indemnifying Party and its counsel in the defense or compromise of such claim or demand. After the assumption of the defense by the Indemnifying Party, the Indemnifying Party shall not be liable for any legal or other expenses subsequently incurred by the Indemnified Party, in connection with such defense, other than reasonable costs of investigation, but the Indemnified Party may participate in such defense at its own expense. The Indemnifying Party shall not, except with written consent of the Indemnified Party, consent to the entry of a judgment or settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Indemnified Party of an unconditional release of all liability in respect of such third party claim or demand.

            Section 11. Risk of Loss. The risk of any loss, damage or destruction to any of the Stations' Assets to be transferred hereunder from fire or other casualty or cause shall be borne by Seller at all times prior to the Closing Date hereunder. Subject to the provisions hereof, Buyer shall have the option in the event the loss or damage exceeds Fifty Thousand Dollars ($50,000.00) and the property cannot be substantially repaired or restored before the Closing Date, exercisable within ten (10) days after receipt of written notice of such circumstance from Seller to:

            (a) Postpone the Closing until such time as the property has been completely repaired, replaced or restored to Buyer's reasonable satisfaction, unless the same cannot be reasonably effected within ninety (90) days of notification, at which time Buyer may terminate this Agreement.

            (b) Elect to consummate the Closing and accept the property in its "then" condition, in which event Seller shall assign all rights under any insurance claims covering the loss and pay over to Buyer (as part of the Stations' Assets) any proceeds under any such insurance policy theretofore received by Seller with respect thereto. Upon the assignment of such insurance claims to Buyer, Seller shall have no further obligation to Buyer for any loss of value to the Stations' Assets. In the event Buyer elects to postpone the Closing Date as provided in subparagraph (ii) above, the parties hereto will cooperate and extend the time during which this Agreement must be closed as specified in Section 4(a).

            Section 12. Seller's Performance at Closing. At the Closing hereunder, Seller will:

            (a) Governmental Permits. Deliver to Buyer assignments of all Licenses and other Governmental Permits to Buyer in customary form and substance.

            (b) Personal Property. Deliver to Buyer a bill of sale and all other appropriate documents and instruments in customary form and substance assigning good title to all personal property being sold to Buyer pursuant to this Agreement, free and clear of any liens, charges, claims or encumbrances of any kind, except as permitted by this Agreement.

            (c) Real Property.

                  (i) Deliver to Buyer for the Owned Real Property a deed ("Deed") conveying good, clear and marketable fee simple title to Buyer, free from any encumbrances, except: (1) real estate taxes for the current year that are not due and payable on the delivery of such Deed; (2) existing easements for public utilities of record; and (3) such other encumbrances as are permitted by this Agreement.

                  (ii) Deliver to Buyer for the Leased Real Property:

                  (1) an assignment of lease (the "Lease Assignment") conveying the interest of Seller therein;

                  (2) estoppel certificates from each landlord in the form permitted under the applicable lease, or, if not so provided for in the lease, in form reasonably satisfactory to Buyer; and

                  (3) consents to the Lease Assignment from each landlord and such other consents to the Lease Assignment as are required by the applicable lease.

            (d) Assignment of Agreements. Deliver to Buyer such assignments and further instruments of transfer as Buyer may reasonably require to effectuate the assignment to it of the Assumed Contracts pursuant to Section 1(a)(v).

            (e) Adjustments and Payment. If the adjustments provided for in
Section 3 result in a net amount owing by Seller to Buyer, deliver a cashier's check or wire transfer to Buyer for such amount at the Closing.

            (f) Opinions. Deliver to Buyer the written opinions of Seller's counsel, dated as of the Closing Date, pursuant to the provisions of this Agreement.

            (g) Officer's Certificate. Deliver to Buyer its certificate attesting to the accuracy as of the Closing Date of all representations and warranties and due performance of all obligations.

            (h) Secretary's Certificate. Deliver to Buyer a certificate of the Secretary of Parent and Seller certifying to (i) the By-laws of Parent and Seller, as amended, (ii) resolutions of the Board of Directors of Parent and Seller and its shareholders authorizing and approving the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and (iii) incumbency and signatures of the officers of Parent and Seller executing this Agreement and any other certificate or document delivered in connection herewith.

            (i) Charter. Deliver to Buyer the charters of Parent and Seller certified by the States of Delaware, New Jersey, California and Florida, respectively, as amended.

            (j) Good Standing Certificates. Deliver to Buyer certificates of good standing for (i) Parent and Seller from its respective jurisdictions of incorporation, (ii) SBS-NJ from the State of New Jersey, (iii) SBS-CA from the State of California and (iv) SBS-FL from the State of Florida.

            (k) Originals. Deliver to Buyer the originals, if available, of all Assumed Contracts.

            (l) Consents. Deliver to Buyer copies of all consents and approvals required pursuant to Section 7(b), including, without limitation, estoppel certificates and consents to assignment and collateral assignments to Buyer's senior lender from all landlords.

            (m) Other Documents. Deliver to Buyer such other documents as counsel for Buyer may reasonably request for the purpose of consummating the transactions described herein.

            Section 13. Buyer's Performance at Closing. At the Closing, Buyer will:

            (a) Payment. Deliver to Seller by confirmed wire transfer, the monies payable at the Closing as set forth in the appropriate provisions of
Section 2.

            (b) Adjustments and Payment. If the adjustments provided for in
Section 3 result in a net amount owing to Seller by Buyer, deliver a cashier's check or wire transfer to Seller for such amount at the Closing.

            (c) Opinion. Deliver the written opinion of its counsel, dated as of the Closing Date, pursuant to the provisions of this Agreement.

            (d) Officer's Certificate. Deliver to Seller its certificate attesting to the accuracy as of the Closing Date of all representations and warranties and due performance of all obligations.

            (e) Secretary's Certificate. Deliver to Seller a certificate of the Secretary of Buyer certifying to (i) the By-laws of Buyer, as amended, (ii) resolutions of the Board of Directors of Buyer authorizing and approving the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and (iii) incumbency and signatures of the officers of Buyer executing this Agreement and any other certificate or document delivered in connection herewith.

            (f) Certificate of Incorporation. Deliver to Seller the Certificate of Incorporation of Buyer certified by the State of Delaware, as amended.

            (g) Good Standing Certificate. Deliver to Seller a certificate of good standing from the State of Delaware.

            (h) Other Documents. Deliver to Seller such other documents as counsel for Seller may reasonably request for the purpose of consummating the transactions described herein.

            Section 14. Default and Remedies.

            (a) Breach and Opportunity to Cure. If either party believes the other to be in default hereunder, the nondefaulting party shall provide the defaulting party with notice specifying in reasonable detail the nature of such default. If such default has not been cured by the earlier of: (i) the Closing Date or (ii) within twenty (20) days after delivery of such notice, then the party giving such notice may (1) terminate this Agreement (but no such termination shall constitute a waiver of its rights arising out of such default), (2) extend the Closing Date under Section 4 (but no such extension shall constitute a waiver of such nondefaulting party's right to terminate as a result of such default) and/or (3) exercise the remedies available to such party pursuant to Section 14(b) or 14(c) or otherwise available by contract, at law or in equity, subject to the right of the other party to contest such action through appropriate proceedings.

            (b) Seller's Remedies. Buyer recognizes that if, as a result of Buyer's material breach of this Agreement, the transactions contemplated hereby are not consummated, Seller would be entitled to compensation, the extent of which is extremely difficult and impractical to ascertain.

The parties, therefore, agree that if this Agreement is not consummated due to a material breach by Buyer, provided that Seller is not in default and has otherwise complied with its obligations under this Agreement and the conditions to Buyer's obligations to consummate the sale of the Stations' Assets as set forth in Section 8 shall have been satisfied (other than conditions which have not been satisfied as a result of a material breach by Buyer of its obligations hereunder), Seller shall be entitled to the Earnest Money. The parties agree that this sum shall constitute liquidated damages and shall be Seller's sole and exclusive remedy and shall be in lieu of any and all other relief to which Seller might otherwise be entitled due to Buyer's failure to consummate, or default under, this Agreement.

            (c) Buyer's Remedies. Seller agrees that the Stations' Assets include unique property that cannot be readily obtained on the open market and that Buyer would be irreparably injured if this Agreement is not specifically enforced after default. Therefore, in addition to any other remedies available to it at law or in equity, Buyer shall have the right to specifically enforce Seller's performance under this Agreement, and Seller agrees to waive the defense in any such suit that Buyer has an adequate remedy at law and to interpose no opposition, legal or otherwise, as to the propriety of specific performance as a remedy.

            (d) Disposition of Earnest Money. In the event that the transactions contemplated hereunder are not consummated due to a breach by Buyer, the Earnest Money shall be paid to Seller as liquidated damages as contemplated in Section 14(b), provided that Seller is not in default and has otherwise complied with its obligations under this Agreement and the conditions to Buyer's obligations to consummate the sale of the Stations' Assets as set forth in Section 8 shall have been satisfied (other than conditions which have not been satisfied as a result of a material breach by

Buyer of its obligations hereunder). If the transactions contemplated hereunder are not consummated for any other reason or reasons, the Earnest Money shall be paid to Buyer promptly upon Buyer's demand.

            Section 15. Termination.

            (a) Absence of Commission Consent or Court Approval. This Agreement may be terminated at the option of Buyer or Seller upon notice to the other if the FCC consent has not become a "Final Order" by March 9, 1998; provided, however, that Seller may not so terminate this Agreement if, on or prior to March 9, 1998, a preliminary order of approval has been issued by the FCC and Buyer has waived a "Final Order" as a condition of Closing; provided, further, that Seller may not so terminate this Agreement if the FCC fails to consent to the assignment of the Licenses relating to Station WCMQ and Buyer elects to proceed with the purchase of the Stations' Assets relating to Station WXLX and Station KXMG in accordance with Section 16; and provided, further, that a party may not terminate this Agreement if (i) such party's action or inaction has caused a delay in any decision or determination by the FCC or (ii) the party seeking to terminate the Agreement pursuant to this Section 15(a) has not diligently pursued its assignment application before the FCC; and provided, further, that if a party's breach under this Agreement has caused such a delay in any decision or determination by the FCC, then the non-breaching party may terminate this Agreement and exercise the remedies available to such party pursuant to Section 14. In the event of termination pursuant to this Section, the Earnest Money shall be returned to Buyer and the parties shall be released and discharged from any further obligation hereunder other than in respect of breaches occurring prior to such termination; provided, that in the event of termination due to a breach by Buyer that has caused a delay in any such decision or determination by the FCC, then Seller shall be entitled to the remedies set forth in Sections 14(b) and (d), provided, further, that Seller is not in default and has otherwise complied with its obligations under this Agreement and the conditions to Buyer's obligations to consummate the sale of the Stations' Assets as set forth in Section 8 shall have been satisfied (other than conditions which have not been satisfied as a result of a material breach by Buyer of its obligations hereunder).

            (b) Designation for Hearing. The provisions of Section 15(a) notwithstanding, either party may terminate this Agreement upon notice to the other, if, for any reason, the assignment application is designated for hearing by the FCC, unless such designation for hearing is due to the willful action or inaction of either party, in which case such party shall have no right of termination; provided, however, that notice of termination must be given within twenty (20) days after release of the hearing designation order. Upon termination pursuant to this Section 15(b), the Earnest Money shall be returned to Buyer and the parties shall be released and discharged from any further obligation hereunder other than in respect of breaches occurring prior to such termination; provided, that in the event of termination due to Buyer's basic qualifications or Buyer's willful action or inaction that has caused the assignment application to be designated for hearing by the FCC, then Seller shall be entitled to the remedies set forth in Sections 14(b) and (d), provided, further, that Seller is not in default and has otherwise complied with its obligations under this Agreement and the conditions to Buyer's obligations to consummate the sale of the Stations' Assets as set forth in Section 8 shall have been satisfied (other than conditions which have not been satisfied as a result of a material breach by Buyer of its obligations hereunder).

            (c) Legal Actions. If, prior to the Closing Date, any action, suit, or proceeding shall have been instituted by or before any court or other governmental authority (other than the

FCC) to enjoin, restrain, or prohibit the consummation of the transactions contemplated hereby, the Closing may be adjourned at the option of either party (with prior consent of the FCC if necessary, which consent both parties will use their reasonable best efforts to obtain), for a period of up to ninety (90) days, and if, at the end of such period, the action, suit, or proceeding shall not have been favorably resolved, either party may, by written notice to the other, terminate this Agreement, provided, however, that if such action, suit, or proceeding shall have been solicited or encouraged by, or instituted as a result of any act or omission of, Seller or Buyer, then such party shall not have any right of adjournment or termination pursuant to this Section.

            (d) Failure to Close. This Agreement may be terminated by any party not then in default hereunder if for any reason the Closing has not occurred on or prior to the Outside Closing Date.

            (e) Mutual Consent or No FCC Filing. In addition, this Agreement may be terminated at any time on or prior to the Closing Date: (i) by the mutual written consent of Seller and Buyer; or (ii) by any non-defaulting party hereto if within ten (10) business days after the date hereof, an application for FCC consent to the assignment of the Licenses to Buyer and the consummation of the transactions contemplated by this Agreement has not been filed with the FCC (provided that the non-defaulting party shall have used all reasonable efforts to cooperate in the preparation of such application).

            (f) Effect of Termination. A termination pursuant to this Section 15 shall not relieve any party of any liability it may otherwise have for a breach of this Agreement prior to such termination.

            Section 16. Failure to Obtain FCC Consent to the Assignment of the Licenses Relating to Station WCMQ. Notwithstanding anything contained herein to the contrary, if at anytime the conditions to closing set forth in Section 4 have been satisfied with respect to the Licenses relating to Station WXLX and Station KXMG but not with respect to the Licenses relating to Station WCMQ, Buyer shall proceed with the purchase, and Seller shall proceed with the sale (a "Partial Purchase"), of the Stations' Assets relating to Station WXLX and Station KXMG and reduce the purchase price payable hereunder by Eight Million Dollars ($8,000,000). In such event, (a) the closing conditions and closing obligations applicable for such Partial Purchase shall be deemed modified to exclude those solely applicable to Station WCMQ or the Stations' Assets with respect thereto, (b) upon the closing of the Partial Purchase, the Earnest Money shall be released in full to Buyer, or at Buyer's direction, in accordance with
Section 2(b) and (c) the parties shall remain obligated to consummate the sale of the Stations' Assets with respect to Station WCMQ at a price of Eight Million Dollars ($8,000,000) upon, but only upon, the satisfaction of the closing conditions otherwise applicable thereto, subject to the earlier termination of such obligations in accordance with Section 15.

            Section 17. Sales and Transfer Taxes and Fees. All sales, transfer and other similar taxes incident to this transaction shall be paid by Buyer.

            Section 18. Survival of Representations and Warranties. The several representations and warranties of the parties contained herein shall survive the Closing for a period of two (2) years.

            Section 19. Public Announcements.

            (a) Prior to the Closing Date, no party shall, without the approval of the other party hereto, make any press release or other public announcement concerning the transactions contemplated by this Agreement, except as and to the extent that such party shall be so obligated by law, in which case such party shall give advance notice to the other party and the parties shall use their best efforts to cause a mutually agreeable release or announcement to be issued. Nothing in this Agreement shall be construed to limit Seller's normal duty to broadcast all announcements required by the FCC.

            (b) Notwithstanding the foregoing, the parties acknowledge that the rules and regulations of the FCC require that public notice of the transactions contemplated by this Agreement be made after the application for the FCC's consent has been filed with the FCC. The form and substance of such public notice, to the extent not dictated by the Communications Act or the rules and regulations of the FCC, shall be mutually agreed upon by Seller and Buyer.

            Section 20. Non-Competition Agreement.

            (a) For a period of three (3) years from and after the Closing Date,
(i) neither Parent nor Seller nor any affiliate of either of them shall, directly or indirectly, or as the agent of another person or entity, own, manage, lease, license or operate, within a geographical area in which any of the Stations now transmits (the "Territory"), a radio station utilizing an English or Spanish sports talk format and (ii) neither Buyer nor any affiliate of Buyer shall, directly or indirectly, or as the agent of another person or entity, own, manage, lease, license or operate, within the Territory, a radio station utilizing a Spanish music format. This provision shall not be assignable by either party except to an affiliate which is or agrees to be bound by such provision.

            (b) The necessity of protection against the competition of Seller and Buyer against the other and the nature and scope of such protection has been carefully considered by the parties hereto. The parties hereto agree and acknowledge that the duration, scope and geographic areas applicable to the covenant not-to-compete described in this Section 20 are fair, reasonable and necessary and that adequate compensation has been received by Seller and Buyer for such obligations. If, however, for any reason any court determines that the restrictions in this Section 20 are not reasonable or that consideration is inadequate, such restrictions shall be interpreted, modified or rewritten to include as much of the duration, scope and geographic area identified in this Section as will render such restrictions valid and enforceable.

            (c) In the event of a breach or threatened breach of this Section 20, the non breaching party shall be entitled, without the posting of a bond, to an injunction restraining such breach. Nothing herein contained shall be construed as prohibiting any party from pursuing any other remedy available to it for such breach or threatened breach.

            Section 21. Miscellaneous.

            (a) Schedules and Exhibits. All schedules and exhibits attached to this Agreement (and all other documents referred to therein) shall be deemed part of this Agreement and incorporated herein, where applicable, as if fully set forth herein.

            (b) No Assignment, Successors, Assigns, Etc. This Agreement shall not be assigned or conveyed by any party hereto to any other person or entity without the prior written consent of the other parties hereto, except that Buyer may assign this Agreement and the rights and obligations hereunder to any of its affiliates which will not release Buyer from any one or more of the obligations and undertakings provided for herein. In addition, Buyer or its assigns shall have the right to assign its interests herein to its senior lender. The parties acknowledge and agree that, upon the Closing, Buyer may assign its rights hereunder to acquire the Licenses to one or more direct or indirect wholly-owned subsidiaries (which may be in the form of either limited liability companies or corporations) of Buyer (the "License Subsidiaries") and may assign its rights hereunder to acquire the other Stations' Assets to one or more direct or indirect wholly-owned subsidiaries (which may be in the form of either limited liability companies or corporations) of Buyer, in which case, at Closing, such assets shall be transferred by Seller to the applicable assignee.

            (c) Construction. This Agreement shall be construed and enforced in accordance with the laws of the State of New York.

            (d) Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

            (e) Notices. Any notice or other communications shall be in writing and shall be considered to have been duly given when personally delivered or deposited into first class certified mail, postage prepaid, return receipt requested:

            (i)   If to Seller to:
                  Spanish Broadcasting System, Inc.
                  26 West 56th Street
                  New York, New York  10019
                  Attn:  Raul Alarcon, Jr., President

            cc:   Kaye, Scholer, Fierman, Hays & Handler, LLP
                  901 Fifteenth Street, N.W.
                  Washington, D.C.  20005
                  Attn:  Jason L. Shrinsky, Esq.

            (ii)   If to Buyer to:

                  One-on-One Sports Radio Network, Inc.
                  1935 Techny Road, Suite 18
                  Northbrook, Illinois  60062-5305
                  Attn:  Christopher J. Brennan

            cc:   Winston & Strawn
                  35 West Wacker Drive
                  Chicago, Illinois  60601
                  Attn:  Gregory S. Murray, Esq.

            cc:   Fletcher, Heald & Hildreth, P.L.C.
                  11th Floor
                  1300 North 17th Street
                  Rosslyn, Virginia  22209
                  Attn:  Richard Hildreth

            (f) Integration. Except as herein expressly provided, this Agreement embodies the entire agreement and understanding among Seller and Buyer, and supersedes all prior agreements and understandings, whether oral or in writing, with respect to the purchase and sale of the Stations' Assets.

            (g) Amendment. This Agreement shall not be amended or modified in any manner except by written document executed by the party or parties against whom enforcement of such amendment or modification may be sought.

            (h) Joint and Several. All covenants, representations, obligations and liabilities of "Seller" hereunder shall be joint and several covenants, representations, obligations and liabilities of SBS-NJ, SBS-CA and SBS-FL.

                           [Signature Page Follows]

            IN WITNESS WHEREOF, the parties hereto have caused these presents to be executed through their duly authorized officers on the day and year first above written.

                              SPANISH BROADCASTING SYSTEM, INC.
                                    (NEW JERSEY)

                              By:   /s/  Raul Alarcon
                                 -------------------------------------
                                    Name:
                                    Title:

                              SPANISH BROADCASTING SYSTEM
                              OF CALIFORNIA, INC.

                              By:   /s/  Raul Alarcon
                                 -------------------------------------
                                    Name:
                                    Title:

                              SPANISH BROADCASTING SYSTEM
                              OF FLORIDA, INC.

                              By:   /s/  Raul Alarcon
                                 -------------------------------------
                                    Name:
                                    Title:

                              SPANISH BROADCASTING SYSTEMS, INC.

                              By:   /s/  Raul Alarcon
                                 -------------------------------------
                                    Name:
                                    Title:

                              ONE-ON-ONE SPORTS, INC.

                              By:   /s/  Christopher J. Brennan
                                 -------------------------------------
                                    Name:  Christopher J. Brennan
                                    Title:  President

                             SCHEDULES AND EXHIBITS

CONTRACT                DOCUMENT
REFERENCE

1(a)(i)           Governmental Permits

1(a)(iii)         Personal Property

1(a)(iv)          Real Property

1(a)(v)           Contracts

2(c)              Allocation of Purchase Price

5(b)(ii)          Violations and Breaches

5(h)              Litigation

5(l)              Insurance

5(n)              Environmental Permits

EXHIBIT 1         Escrow Agreement

EXHIBIT 2         Withholding Certificate